25

                                    EXHIBIT F

          THIS RECAPITALIZATION AGREEMENT, dated as of December 30, 1996 (this "Agreement"), is made by and among:

(1)   Azimuth Corporation, a Delaware corporation ("Azimuth");
(2)   Delaware Electro Industries, Inc., a Delaware corporation
      ("DEI") and wholly-owned subsidiary of Azimuth;
(3) Contempo Design, Inc., an Illinois corporation ("Contempo") and wholly-owned subsidiary of Azimuth;
(4) Contempo Design West, Inc., a Delaware corporation ("Contempo West"; and collectively with DEI and Contempo, the "Subsidiaries"; and the Subsidiaries and Azimuth collectively, the "Group Members") and wholly-owned subsidiary of Azimuth;
(5)   ELXSI, a California corporation ("ELXSI"); and
(6)   Bank of America Illinois (formerly Continental Bank N.A.) (the
      "Bank").

                                   BACKGROUND

          Azimuth and the Bank are party to a Second and Amended Loan and Security Agreement, dated as of October 9, 1995, as amended (the "Azimuth Loan Agreement"); DEI and the Bank are party to a Loan and Security Agreement, dated as of October 9, 1995, as amended (the "DEI Loan Agreement"); Contempo and the Bank are party to a Loan and Security Agreement, dated as of October 9, 1995, as amended (the "Contempo Loan Agreement"); and Contempo West and the Bank are party to a Loan and Security Agreement, dated as of October 9, 1995, as amended (the "Contempo West Loan Agreement"; and collectively with the DEI Loan Agreement and Contempo Loan Agreement, the "Subsidiary Loan Agreements"; and the Subsidiary Loan Agreements and Azimuth Loan Agreements collectively, the "Group Loan Agreements").

          Pursuant to the Azimuth Loan Agreement (among other things): (i) the Bank has made and maintained a term loan to Azimuth (the "Azimuth Term Loan");
(ii) in order to evidence the Azimuth Term Loan, Azimuth issued and delivered to the Bank a $5,468,200.02 original principal amount Term Note (Replacement), dated October 9, 1995 (the "Azimuth Term Note"), executed by Azimuth made payable to the order of the Bank; (iii) in order to secure the payment and performance of all Liabilities (as defined therein, which term encompasses (among other things) the liabilities and obligations of the Subsidiaries under the Subsidiary Loan Agreements and Subsidiary Notes (as hereinafter defined)), Azimuth (x) granted to the Bank a security interest in the Collateral (as defined therein, which term encompasses substantially all of Azimuth's assets) (the "Azimuth Security Interest"), and (y) executed and delivered to the Bank a Second Amended and Restated Pledge Agreement, dated as of October 9, 1995 (the "Group Pledge Agreement"), among Azimuth, each of the Subsidiaries and the Bank, pursuant to which (among other things) Azimuth pledged and delivered to the Bank the shares of capital stock (and certificates therefor) of the Subsidiaries and Promissory Notes of the Subsidiaries identified therein (the "Azimuth Pledge"); and (iv) Azimuth guaranteed the Guaranteed Obligations (as defined therein, which term encompasses (among other things) the liabilities and obligations of the Subsidiaries under the Subsidiary Loan Agreements and Subsidiary Notes) and agreed to reimburse the Bank for certain costs and expenses in connection therewith (the "Azimuth Guaranty").

          Pursuant to the DEI Loan Agreement (among other things): (i) the Bank has made and committed to make revolving credit loans to DEI ("DEI Loans"); (ii) in order to evidence the DEI Loans, DEI issued and delivered to the Bank a $6,650,000 maximum principal amount Revolving Note (Replacement), dated November 27, 1996 (the "DEI Note") executed by DEI made payable to the order of the Bank;
(iii) in order to secure the payment and performance of all Liabilities (as defined therein, which term encompasses (among other things) the liabilities and obligations of Azimuth under the Azimuth Loan Agreement and Azimuth Term Note and of the other Subsidiaries under the other Subsidiary Loan Agreements and other Subsidiary Notes), DEI (x) granted to the Bank a security interest in the Collateral (as defined therein, which term encompasses substantially all of DEI's assets) (the "DEI Security Interest"), and (y) executed and delivered to the Bank the Group Pledge Agreement, pursuant to which (among other things) DEI pledged and delivered to the Bank the Promissory Notes of Azimuth and the other Subsidiaries identified therein (the "DEI Pledge"); and (iv) DEI executed and delivered a Second Amended and Restated Guaranty Agreement, dated as of October 9, 1995 (the "Subsidiary Guaranty Agreement"), executed by each Subsidiary in favor of the Bank, pursuant to which (among other things) DEI guaranteed the Liabilities (as defined in each of the Azimuth Loan Agreement and the Subsidiary Loan Agreements) (the "DEI Guaranty").

          Pursuant to the Contempo Loan Agreement (among other things): (i) the Bank has made and committed to make revolving credit loans to Contempo ("Contempo Loans"); (ii) in order to evidence the Contempo Loans, Contempo issued and delivered to the Bank a $6,650,000 maximum principal amount Revolving Note (Replacement), dated November 27, 1996 (the "Contempo Note") executed by Contempo made payable to the order of the Bank; (iii) in order to secure the payment and performance of all Liabilities (as defined therein, which term encompasses (among other things) the liabilities and obligations of Azimuth under the Azimuth Loan Agreement and Azimuth Term Note and of the other Subsidiaries under the other Subsidiary Loan Agreements and other Subsidiary Notes), Contempo (x) granted to the Bank a security interest in the Collateral (as defined therein, which term encompasses substantially all of Contempo's assets) (the "Contempo Security Interest"), and (y) executed and delivered to the Bank the Group Pledge Agreement, pursuant to which (among other things) Contempo pledged and delivered to the Bank the Promissory Notes of Azimuth and the other Subsidiaries identified therein (the "Contempo Pledge"); and (iv) Contempo executed and delivered the Subsidiary Guaranty Agreement, pursuant to which (among other things) Contempo guaranteed the Liabilities (as defined in each of the Azimuth Loan Agreement and the Subsidiary Loan Agreements) (the "Contempo Guaranty").

          Pursuant to the Contempo West Loan Agreement (among other things): (i) the Bank has made and committed to make revolving credit loans to Contempo West ("Contempo West Loans"; and collectively with the DEI Loans and Contempo Loans, "Subsidiary Loans"); (ii) in order to evidence the Contempo West Loans, Contempo West issued and delivered to the Bank a $6,650,000 maximum principal amount Revolving Note (Replacement), dated November 27, 1996 (the "Contempo West Note"; and collectively with the DEI Note and Contempo Note, the "Subsidiary Notes") executed by Contempo West made payable to the order of the Bank; (iii) in order to secure the payment and performance of all Liabilities (as defined therein, which term encompasses (among other things) the liabilities and obligations of Azimuth under the Azimuth Loan Agreement and Azimuth Term Note and of the other Subsidiaries under the other Subsidiary Loan Agreements and other Subsidiary Notes), Contempo West (x) granted to the Bank a security interest in the Collateral (as defined therein, which term encompasses substantially all of Contempo West's assets) (the "Contempo West Security Interest"; and collectively with the Azimuth Security Interest, DEI Security Interest and Contempo Security Interest, the "Group Security Interest"), and (y) executed and delivered to the Bank the Group Pledge Agreement, pursuant to which (among other things) Contempo West pledged and delivered to the Bank the Promissory Notes of Azimuth and the other Subsidiaries identified therein (the "Contempo West Pledge"; and collectively with the Azimuth Pledge, DEI Pledge and Contempo Pledge, the "Group Pledges"); and (iv) Contempo West executed and delivered the Subsidiary Guaranty Agreement, pursuant to which (among other things) Contempo West guaranteed the Liabilities (as defined in each of the Azimuth Loan Agreement and the Subsidiary Loan Agreements) (the "Contempo West Guaranty"; and collectively with the Azimuth Guaranty, DEI Guaranty and Contempo Guaranty, the "Group Guaranty").

          The commitment of the Bank to make and maintain the Azimuth Term Loan and Subsidiary Loans expires on December 31, 1996. In connection therewith, the parties hereto have agreed to effect the following transactions (collectively, and as more particularly described in Article I hereof, the "Recapitalization Transactions"), effective on and as of December 30, 1996 (the "Effective Date"):

(A) the issuance by Azimuth to the Bank of 6,517 shares of its Series AAA 5% Cumulative Redeemable Preferred Stock, par value $1.00 per share (the "Series AAA Preferred"), the terms of which shall be as set forth in a Certificate of Designations therefor in the form of Exhibit A hereto (the "Certificate of Designations") filed in the Office of the Secretary of State of the State of Delaware;

(B) the sale and assignment by the Bank to ELXSI of all of the Bank's rights, title and interest in, to and under: (i) the Subsidiary Loans,
     (ii) the Group Security Interest and Collateral (as defined in each of the Group Loan Agreements; hereinafter, the "Group Collateral"), the Group Pledges and Pledged Property (as defined in the Pledge Agreement) and the Group Guaranty (collectively, the "Group Security"), (iii) the

     Group Loan Agreements, the Subsidiary Notes, the Group Pledge Agreement, the Subsidiary Guaranty Agreement, all Uniform Commercial Code financing statements and other record or notice documentation executed by any Group Member in connection with any of the Group Security (collectively, "Group Security Evidences") and any other Related Agreement or Supplemental Documentation (as defined in each of the Group Loans Agreements) executed or delivered by any Group Member pursuant to or in connection with any of the foregoing (collectively, the "Group Loan Documentation"), (iv) all claims, causes of action and other rights against any person or entity (including the Group Members) now existing or hereafter arising under or in connection with any of the Group Collateral, Group Security and/or Group Loan Documentation ("Related Claims"), and (v) all cash, securities, claims, interest, dividends and other property and assets that may distributed on account of any of the foregoing after the Effective Date ("Related Proceeds");

(C) the related (1) cancellation of the Azimuth Term Note (including the right to receive accrued interest thereunder and fees related thereto), and
     (2) termination of (i) the Azimuth Term Loan and Azimuth Term Loan commitments under Azimuth Loan Agreement, (ii) all other provisions of the Azimuth Loan Agreement and other Group Loan Documentation (other than those provisions that by their terms expressly survive such termina- tion) to the extent (and only to the extent) that the same relate to the Azimuth Term Loan and/or Azimuth Term Note, and (iii) the Group Security Interest, Group Pledge and Group Guaranty to the extent (and only to the extent) that the same secure the payment of the Azimuth Term Loan; and

(D) the related amendment of the terms of the Subsidiary Loans and Group Loan Loan Documentation, as hereinafter provided.

          NOW, THEREFORE, in consideration of these premises, the mutual covenants and commitments set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, it is hereby agreed as follows:

                                    ARTICLE I
                          RECAPITALIZATION TRANSACTIONS
                          -----------------------------

          Section 1.1. Term Loan/Series AAA Preferred Stock Exchange. (a) Subject to the terms and conditions of this Agreement, on the Effective Date:
(i) Azimuth shall issue and deliver to the Bank 6,517 shares of its Series AAA Preferred (the "Shares"), evidenced by a certificate therefore registered in the name of the Bank (or its nominee designated in writing), and (ii) in consideration therefor the Bank shall deliver to Azimuth for cancellation the Azimuth Term Note.

               (b) Azimuth hereby agrees that upon the issuance of the Shares as aforesaid, the Shares shall be legally issued, fully paid and nonassessable shares of the capital stock of Azimuth.

               (c) The transactions to be effected under this Section 1.1 are hereinafter sometimes referred to as the "Exchange".

          Section 1.2. Subsidiary Loans Sale. (a) Subject to the terms and conditions of this Agreement, on the Effective Date the Bank shall execute and deliver to ELXSI a Bill of Sale and Assignment in the form of Exhibit B hereto (the "Bill of Sale") and thereby (among other things) sell, transfer, grant, convey, assign and set over (without recourse, representation or warranty, except as expressly set forth herein) to ELXSI, and its successors and assigns forever, and ELXSI shall execute and deliver to the Bank the Bill of Sale and thereby (among other things) purchase and receive from the Bank, all of the Bank's rights, title and interest in, to and under the Subsidiary Loans, the Group Security, the Group Loan Documentation, all Related Claims and all Related Proceeds (collectively, the "Assigned Rights"). By executing and delivering the Bill of Sale ELXSI will also assume and agree to satisfy and discharge in accordance with their respective terms, the obligations of the Bank under the Group Loan Documentation (except to the extent terminated under Section 1.3 hereof) (the "Assumed Obligations").

               (b) Purchase Price. (i) The purchase price for the Assigned Rights is: (1) the combined principal balance of the Subsidiary Loans at the opening of business on the Effective Date less $800,000 plus (2) the accrued but unpaid interest on the Subsidiary Loans to (but excluding) such time (the "Purchase Price").

                    (ii) The Bank is the senior lending bank to ELXSI, and the Purchase Price funds will be provided for the account of ELXSI from a borrowing made on the Effective Date by ELXSI under its Amended and Restated Loan and Security Agreement, dated as of June 27, 1996, as amended (and as the same is intended to be amended on or before the Effective Date in connection with the Recapitalization Transactions and other matters) (the "ELXSI Loan Agreement"). ELXSI hereby authorizes and directs the Bank: (x) when and as permitted under the ELXSI Loan Agreement, to debit the loan account of ELXSI thereunder an amount equal to the Purchase Price, and (ii) to credit the amount so debited the appropriate account of the Bank for the Azimuth Term Loan. ELXSI agrees that the Purchase Price so debited and credited will constitute a borrowing by under (and subject to the terms and conditions of) the ELXSI Loan Agreement.

               (c) The transactions to be effected under this Section 1.2 are hereinafter sometimes referred to as the "Subsidiary Loans Sale".

          Section 1.3. Term Loan Terminations. (a) Effective automatically on the Effective Date immediately upon the effectua- tion of the Exchange and Subsidiaries Loan Sale: (1) the Azimuth Term Note shall be cancelled and shall no longer have any force or effect thereafter; and (2) the following shall also be terminated, cancelled and shall no longer have any force or effect thereafter: (i) the Azimuth Term Loan and the Azimuth Term Loan commitments under the Azimuth Loan Agreement, (ii) all other provisions of the Azimuth Loan Agreement (other than those provisions that by their terms expressly survive such termination) and other Group Loan Documentation to the extent (and only to the extent) that the same relate to the Azimuth Term Loan and/or Azimuth Term Note (and not any other provision of the Group Loan Documentation), (iii) the right to receive the interest accrued on the Azimuth Term Loan to the Effective Date, (iv) the right to receive the 1.25% refinancing fee provided for under
Section 2.9 of the Azimuth Loan Agreement and 2.13 of each of the Subsidiary Loan Agreements, (v) the right to receive the $300,000 fee payable to the Bank on December 31, 1996 under Section 2.3.2 of the Azimuth Loan Agreement, and (vi) the Group Security Interest, Group Pledge and Group Guaranty to the extent (and only to the extent) that the same secure the payment of the Azimuth Term Loan (and not any other liability or obligation under the Group Loan Documentation).

               (b) The transactions to be effected by this Section 1.3 are hereinafter sometimes referred to as the "Term Loan Terminations".

          Section 1.4. Subsidiary Loan Amendments. (a) Effective automatically on the Effective Date immediately upon the effectuation of the Exchange and Subsidiaries Loan Sale, the terms and conditions of the Subsidiary Loans shall be amended so as to be as follows (notwithstanding anything to the contrary set forth in the Group Loan Documentation, including, without limitation, the Supplements A to the Subsidiary Loan Agreements):

                  1. The interest rate applicable to the Subsidiary Loans shall be increased to 15% per annum (subject to Section 1.4(c)), and interest payments (prior to maturity) shall be payable on the first (1st) and sixteenth (16th) day of each calendar month;

                  2. The maturity date of the Subsidiary Loans (i.e., the "Termination Date" under the Subsidiary Loan Agreements) shall be extended to June 30, 1998;

                  3. The Subsidiaries shall have the collective right and option to purchase from ELXSI for cash all (but not less than all) of the Subsidiary Loans (and all related Assigned Rights), or otherwise pay-off in full the Subsidiary Loans, at a price (or for a payment) equal to (i) the combined principal amount thereof outstanding on the date of purchase, plus (ii) all accrued but unpaid interest thereon to (but excluding) the date of purchase, less (iii) if purchased during any of the following calendar months, the following amounts: (A) January 1997:
         $575,000; (B) February 1997: $475,000; (C) March 1997:
         $375,000; (D) April 1997: $275,000; (E) May 1997:
         $175,000, and (F) and June 1997: $75,000, and plus (iv)
         if not previously paid, the Closing Fee (as hereinafter defined);

                                                                             31
                  4.   The maximum amount of Subsidiary Loans
         that may be outstanding at any one time shall be in-creased from its current $6,650,000 to $9,650,000;

                  5. The Subsidiaries shall not be required to comply with any "lock-box" provisions of the Subsidiary
         Loan Agreements unless and until specifically required by ELXSI;

                  6. Section 5.13 of the Azimuth Loan Agreement shall no longer be of any force or effect; and

                  7. The Group Members shall be permitted to make fixed asset purchases and other acquisitions (within the meaning of Section
         3.5 ("Capital Expenditures") of Supplement A of the Azimuth Loan Agreement), and commitments therefor, on a consolidated basis of up to $1,350,- 000 in Fiscal Year 1996 and $750,000 in Fiscal Year 1997.

          (b) Closing Fee. The Group Members hereby to pay a closing fee ("Closing Fee") in the amount of $225,000 to ELXSI. Such Closing Fee shall be payable upon demand by ELXSI, provided that the Closing Fee shall be due and payable (without demand) on the date that the Subsidiaries purchase from ELXSI the Subsidiary Loans or otherwise pay-off in full the Subsidiary Loans.

          (c) Notwithstanding the interest rate, Closing Fee and other provisions of this Section 1.4, in no event shall any Subsidiary be required to pay, and ELXSI may not accept, interest, fees or other amounts in excess of the maximum amount of interest (including deemed interest) permitted to be paid or accepted under applicable law.

          (d) The amendments and agreements set forth in this Section 1.4 are hereinafter sometimes referred to as the "Subsid- iary Loan Amendments".

          Section 1.5. Consents. Each of the parties hereto hereby irrevocably consents to the consummation and effectuation of each of Recapitalization Transactions and other transactions contemplated hereby. Without limiting the generality of the foregoing: (i) each of the Subsidiaries hereby irrevocably consents to the Subsidiary Loans Sale and Subsidiary Loans Amendments, and (ii) Azimuth hereby irrevocably consents to the Term Loan Terminations. In addition:
(1) each of the Subsidiaries hereby reaffirms in all respects its obligations under the Group Loan Documentation to which it is a party (from and after the Effective Date, as amended by the Subsidiary Loan Amendments), (2) Azimuth hereby reaffirms in all respects its obligations under the Group Loan Documentation to which it is a party (from and after the Effective Date, as amended by the Term Loan Terminations), and (3) each Group Member hereby agrees to recognize ELXSI in all respects (from and after the Effective Date) as (x) the "Lender" or "Bank" (as the case may be) under the Group Loan Documentation and (y) otherwise, as the holder of the Assigned Rights (as so amended).

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         Section 2.1. All Parties. Each of the parties hereto hereby represents and warrants (with respect to itself only) to the other parties that:

                  (i) such party has the full corporate power and authority to enter into this Agreement and the other agreement(s) and instrument(s) contemplated hereby to which it is or is to be a party and to carry out its obligations hereunder and thereunder;

                  (ii) the execution and delivery by such party of this Agreement and other agreement(s) and instrument(s) contemplated hereby to which it is or is to be a party and the consummation by such party of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on its part;

                  (iii) this Agreement and other agreement(s) and instrument(s) contemplated hereby to which it is a party have been, and (upon the execution and delivery thereof) the other agreement(s) and instrument(s) contemplated hereby to which it is to be a party will be, duly executed and delivered by such party and constitute the legal, valid and binding obligations of such party, enforceable against such party in accordance with their respective terms;

                  (iv) the compliance by such party with all of the provisions of this Agreement and other agreement(s) and instrument(s) contemplated hereby to which it is or is to be a party, and the consummation by such party of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, or result in the termination or amendment of, or accelerate the performance required by, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such party is a party or by which such party is bound, or to which any of the property or assets of such party are subject, nor result in any violation of the provisions of the certificate or articles of incorporation or the bylaws of such party (if it be a corporation), or any statute, order, judgment, rule or regulation of any court or governmental agency or body having jurisdiction over such party or the property or assets of such party; and

                  (v) no authorization, consent or approval of, or filing with, or notice to, any public body, court, authority or any other person or entity is necessary for the execution and delivery by such party of this Agree-ment or the other agreement(s) or instrument(s) contemplated hereby to which it is or is to be a party or for the consummation by such party of the transactions contemplated herein or therein, other than, in each case, such authorizations, consents, approvals, filings and notices as have been or will be obtained, made or given on or prior to the Effective Date.

         Section 2.2. Azimuth. Azimuth hereby additionally represents and warrants to the Bank that:

                  (i) upon the issuance and delivery to the Bank of the Shares as provided in Section 1.1: (A) the Shares shall constitute legally issued, fully paid and nonas- sessable shares of the capital stock of Azimuth, and (B) the Bank will receive good and (subject to Section 10 of the Certificate of Designations) marketable title to the Shares, free and clear of all pledges, liens, charges, claims, encumbrances, security interests, preemptive rights and other similar rights of other persons or entities arising under or through Azimuth;

                  (ii) on the Effective Date, after giving effect to the transactions contemplated by this Agreement, the authorized shares of capital stock of Azimuth shall consist of: (A) 5,706,837 shares of Class A Common Stock, par value $.10 per share, of which 4,297,238 shares shall be issued and outstanding, (B) 6,006,837 shares of Class B Common Stock, par value $.10 per share, of which 4,297,238 shares shall be issued and outstanding, (C) 30,500 shares of Class A Preferred Stock, par value $100 per share ("Class A Preferred Stock"), of which 30,500 shares shall be issued and outstanding, (D) 5,000 of Class X Preferred Stock, par value $100 per share ("Class X Preferred Stock"), of which 5,000 shares shall be issued and outstanding, (E) 6,112 shares of Class Y Preferred Stock, par value $100 per share ("Class Y Preferred Stock"), of which 3,333.32 shares shall be issued and outstanding, and (F) 1,000,000 shares of New Preferred Stock, par value $1.00 per share ("New Preferred Stock"), of which only the Series AAA Preferred shall be designated and only the Shares shall be issued and outstanding;

                  (iii) other than the Class A Preferred Stock, the Class X Preferred Stock, the Class Y Preferred Stock and the Series AAA Preferred, no other shares of preferred stock or preference stock of Azimuth has been designated for issuance as part of a series or class;

                  (iv) the issuance of the Series AAA is not subject to any statutory or contractual preemptive or other similar rights of any person or entity and do not conflict with any provision of any agreement to which any Group Member is a party or by which it is bound;

                  (v) assuming for this purpose the truth and accuracy of the Bank's representations and warranties set forth in Section 2.3(b), the Shares are being offered and sold to the Bank in a transaction exempt from the registration and qualification requirements of such the Securities Act and applicable Blue Sky Laws (as such terms are defined in Section 2.3(b));

                  (vi) there are no outstanding subscriptions, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (contingent or otherwise) obligating Azimuth to issue, deliver or sell, or cause to be issued, delivered or sold, any additional preferred or preference stock of Azimuth, or obligating Azimuth to grant, extend or enter into any such agreement or commitment (except that Azimuth intends to (and may have committed to) issue shares of New Preferred Stock, junior to the Series AAA, to the holders of Azimuth's subordinated indebtedness); and

                  (vii) as of the Effective Date, no Group Member shall be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except pursuant to the Certificate of Designations and the other provisions of Azimuth's certificate of incorporation.

          Section 2.3. Bank. (a) The Bank hereby additionally represents and warrants to ELXSI that it has good title to the Assigned Rights, free and clear of all pledges, liens, charges, claims, encumbrances, security interests and other similar rights of other persons or entities created by or assented to by the Bank, except those arising under the Group Loan Documentation.

               (b) The Bank hereby acknowledges its understanding that the Shares are not registered under the Securities Act of 1933, as amended (the "Securities Act") or registered or qualified under the blue sky or securities laws of any state ("Blue Sky Laws"), on the grounds that the offering, issuance and sale of the Shares is exempt from the registration and/or qualification requirements of such Act and Laws, and that Azimuth's reliance on such exemption is predicated in part on the below representations, warranties, covenants, agreements and acknowledgements of the Bank. The Bank hereby represents and warrants, and covenants and agrees, that it (i) is acquiring the Shares for its own account for investment purposes with no present intention of offering, selling, transferring or otherwise disposing of the same, any part thereof, or any interest therein, unless such offer, sale, transfer or other disposition would not result in a violation of the Securities Act and all applicable Blue Sky Laws, (ii) has no reason to anticipate any particular occasion or event which would cause, necessitate or require it to offer, sell, transfer or otherwise dispose of the Shares or any interest therein, (iii) is an "accredited investor" (as such term is defined in Rule 5.01(a) of Regulation D of the Securities Act), (iv) has, prior to the date hereof, received all the information concerning Azimuth, the terms and conditions of the Exchange and the other Recapitalization Transactions requested by it, and had the opportunity to ask questions and receive answers concerning the same, (v) consents to the placing of substantially the legend called for under the Certificate of Designations on the certificate representing the Shares, (vi) agrees that neither any of the Shares nor any interest therein may be offered, sold, transferred or otherwise disposed of in contravention of the provisions of such legend, and (vii) understands that Azimuth is under no obligation to register the Shares under the Securities Act or to register or qualify the Shares under any Blue Sky Laws at any time.

                                   ARTICLE III
                              CONDITIONS TO CLOSING
                              ---------------------

          Section 3.1. Bank's Conditions. The obligation of the Bank to consummate the Exchange and Subsidiary Loans Sale is subject to the satisfaction of the following conditions, each of which may be waived by the Bank (in whole or in part):

          (a) Representations and Warranties; Performance of Obligations. The representations and warranties of the other parties hereto set forth in Article II shall be true and correct in all material respects on the Effective Date as though made on and as of the Effective Date. Each of the other parties hereto shall have performed the agreements and obligations required to be respectively performed by it under this Agreement on or prior to the Effective Date.

          (b) Legal Restraints. There shall not have been proposed or enacted any law, statute, rule or regulation of any governmental authority, court or arbitrator ("Law"), or any change in any existing Law, which prohibits or delays, or threatens to prohibit or delay, the consummation of any of the Recapitalization Transactions. No order, decree, judgment or ruling by any court or governmental authority ("Court Order") shall have been rendered or issued, and no action, suit, claim or proceeding ("Action") shall have been commenced or threatened by any governmental authority or private party, to restrain, enjoin or hinder, or to seek damages from the Bank or any affiliate thereof on account of any of the Recapitalization Transactions.

          (c) Shares. Azimuth shall have delivered to the Bank a certificate or certificates representing the Shares, registered in the name of the Bank (or its nominee designated in writing).

          (d) Purchase Price. The Bank shall have received the Purchase Price for the Subsidiary Loan Sale, paid in the manner contemplated by Section 1.2(b)(ii).

          (e) Bill of Sale. ELXSI shall have executed and delivered to the Bank one or more counterparts of the Bill of Sale.

          (f) Opinion of Counsel. The Bank shall have received an opinion of Dechert Price & Rhoads, counsel to Azimuth, substan-tially to the effect of the matters set forth in Section 2.1(i)- (iii) (as they relate to the Group Members) and Section 2.2(i) hereof.

          (g) Officer's Certificate. The Bank shall have received an officer's certificate, dated the Effective Date, stating that the conditions specified in
Section 3.1(a) have been satisfied.

          (h) Resolutions. The Bank shall have received certified copies of (1) the resolutions duly adopted by Azimuth's Board of Directors authorizing (i) the execution, delivery and performance of this Agreement and each of the other agreements contemplated hereby, (ii) the filing of an amendment to (and/or restatement of) Azimuth's certificate of incorporation expressly vesting in Azimuth's Board of Directors authority to adopt resolutions expressing designations, preferences and relative, participating, optional and other special rights, qualifications and restrictions of New Preferred Stock, (iii) the filing of the Certificate of Designations, (iv) the issuance and sale of the Series AAA Preferred, and (v) the consummation of all other transactions contemplated by this Agreement, and (2) the resolutions duly adopted by Azimuth's stockholders and all holders of any class or series of stock entitled to vote as a class thereon (if any) adopting the amendment to (and/or restatement of) Azimuth's certificate of incorporation referred to in clause
(1)(ii) above.

          (i) Charters; Bylaws. The Bank shall have received certified copies of Azimuth's certificate of incorporation, the Certificate of Designation and Azimuth's Bylaws, each as in effect on the Effective Date.

          Section 3.2. ELXSI's Conditions. The obligation of ELXSI to consummate the Subsidiary Loans Sale is subject to the satisfaction of the following conditions, each of which may be waived by ELXSI (in whole or in part):

          (a) Representations and Warranties; Performance of Obligations. The representations and warranties of the other parties hereto set forth in Article II shall be true and correct in all material respects on the Effective Date as though made on and as of the Effective Date. Each of the other parties hereto shall have performed the agreements and obligations required to be respectively performed by it under this Agreement on or prior to the Effective Date.

          (b) Legal Restraints. There shall not have been proposed or enacted any Law, or any change in any existing Law, which prohibits or delays, or threatens to prohibit or delay, the consummation of any of the Recapitalization Transactions. No Court Order shall have been rendered or issued, and no Action shall have been commenced or threatened by any governmental authority or private party, to restrain, enjoin or hinder, or to seek damages from the Bank or any affiliate thereof on account of any of the Recapitalization Transactions.

          (c) Bill of Sale. The Bank shall have executed and delivered to the Bank one or more counterparts of the Bill of Sale.

          (d) Assignment of Group Security Evidences. The Bank shall have executed and delivered to ELXSI, in the appropriate recordable or fileable form, assignments of all Group Security Evidences naming ELXSI as the assignee of the Group Security.

          (e) Pledged Instruments. The Bank shall have delivered to ELXSI stock certificates, promissory notes and other instruments representing any Pledged Property and held by the Bank in connection with the Group Security.

          (f) Purchase Price Receipt. The Bank shall have executed and delivered to ELXSI an acknowledgement of receipt of the Purchase Price for the Subsidiary Loan Sale.

          (g) Surrender of Subsidiary Loan Notes. The Bank shall have surrendered for cancellation each of the Subsidiary Notes.

          (h) New Subsidiary Notes. Each of the Subsidiaries shall have executed and delivered to ELXSI, in substitution for the Subsidiary Notes (and in order to further evidence the Subsidiary Loan Amendments), new Revolving Notes made payable to the order of ELXSI substantially in the form of Exhibit C hereto.

          Section 3.3. Azimuth's Conditions. The obligation of Azimuth to consummate the Exchange is subject to the satisfaction of the following conditions, each of which may be waived by Azimuth (in whole or in part):

          (a) Representations and Warranties; Performance of Obligations. The representations and warranties of the other parties hereto set forth in Article II shall be true and correct in all material respects on the Effective Date as though made on and as of the Effective Date. Each of the other parties hereto shall have performed the agreements and obligations required to be respectively performed by it under this Agreement on or prior to the Effective Date.

          (b) Legal Restraints. There shall not have been proposed or enacted any Law, or any change in any existing Law, which prohibits or delays, or threatens to prohibit or delay, the consummation of any of the Recapitalization Transactions. No Court Order shall have been rendered or issued, and no Action shall have been commenced or threatened by any governmental authority or private party, to restrain, enjoin or hinder, or to seek damages from the Bank or any affiliate thereof on account of any of the Recapitalization Transactions.

          (c) Surrender of Azimuth Term Note. The Bank shall have surrendered for cancellation the Azimuth Term Note.

                                   ARTICLE IV
                                  MISCELLANEOUS
                                  -------------

          Section 4.1. Remedies. The parties hereto hereby acknowledge that the benefits to be obtained by them under this Agreement are unique and cannot be obtained in the open market, and that, consequently, the remedies at law for any breach of the obligations established hereunder is and will be insufficient and inadequate Therefore, each party hereto hereby (i) agrees that the parties hereto shall, in the event of such a breach, be entitled to equitable relief, in addition to remedies at law, (ii) waives the defense that there is an adequate remedy at law in the event that there is brought any action to enforce the provisions of this Agreement, and (iii) agrees that, without limiting and in addition to any other remedies at law or in equity that any party may otherwise have in the event of such a breach, the other parties hereto shall be entitled to the remedy of specific performance.

          Section 4.2. Further Actions. From time to time after the date hereof, as and when requested by any party hereto, each other party hereto shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as such requesting party may reasonably deem necessary or desirable in order to further effect or evidence the transactions contemplated hereby and to otherwise carry out the intent and purposes of this Agreement.

          Section 4.3. Expenses. Each party hereto (other than the Bank and ELXSI) shall bear its own legal, accounting and other costs and expenses with respect to the negotiation, execution and the delivery of this Agreement and the consummation of the Recapitalization Transactions hereunder. The Group Members shall bear the expenses of the Bank and ELXSI and their respective counsel hereunder and in connection with the Recapitalization Transactions.

          Section 4.4. Complete Agreement. This Agreement (which includes the Schedules hereto) contains the entire agreement among the parties hereto with respect to subject matter hereof and supersedes all prior written or oral agreements and understandings among the parties with respect to such matters.

          Section 4.5. Assignment; Successors. Neither this Agreement nor any of the rights hereunder may be assigned by any party hereto (other than the Bank and other than any assignment by operation of law) without the prior written consent of the other parties hereto (which consent shall not be unreasonably withheld or delayed), and any purported assignment thereof by any such party without such consent shall be void ab initio; provided, however, that this Agreement and the respective rights of the parties to receive performance of any obligations hereunder and to make claims in respect of breaches of this Agreement may be assigned as security to any person or entity directly or indirectly extending credit to such party. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the Bank's benefit as a purchaser or holder of Series AAA Preferred are also for the benefit of, and enforceable by, any subsequent holder of the Series AAA Preferred.

          Section 4.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois (without regard to the choice of law principles thereof).

          Section 4.7. Notices. All notices, consents, requests, demands and other communications provided for herein or permitted hereunder shall be in writing and shall be deemed validly given, made, served and received when delivered (if delivered personally), when telecopied (if telecopied), one business day after being sent (if sent by overnight delivery service) or three business days after being deposited in the mails (if sent by registered or certified mail, postage prepaid) to the following address or Fax number:

          If to any Group Member:            c/o Azimuth Corporation
                                             4209 Vineland Road, Suite J-1
                                             Orlando, Florida 32811
                                             Attention: President
                                             FAX: (407) 849-0625

          If to ELXSI:                       4209 Vineland Road, Suite J-1
                                             Orlando, Florida 32811
                                             Attention: President
                                             FAX: (407) 849-0625

          If to the Bank:                    231 South LaSalle Street
                                             Chicago, Illinois 60697
                                             Attention: Andrew J. Sutherland
                                             FAX: (312) 828-3889

Any party may, by notice as aforesaid, change the address or FAX number to which notices or other communications to it are to be delivered, telecopied or sent.

          Section 4.8. Invalid Provision. In the event that any provision of this Agreement shall be determined to be invalid or unen- forceable, this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

          Section 4.9. Headings. The Article, Section and Schedule headings in this Agreement are for convenience of reference purposes only and shall not control or affect the meaning or construction of any provision of this Agreement.

          Section 4.10. Gender; Singular and Plural. Words of gender or neuter may be read as masculine, feminine or neuter, as required or permitted by the context. Singular and plural forms of defined and other terms herein may be read as singular or plural, as required or permitted by the context.

          Section 4.11. Waivers and Amendments. This Agreement may not be modified or amended, nor may compliance with any of its terms and conditions be waived, except in a writing executed by each of the parties hereto. Notwithstanding the immediately preceding sentence, the provisions of this sentence and Sections 4.12, 4.16 and 4.17 hereof are for the benefit of the holders of the Series AAA Preferred only, and may be waived by the holders of a majority of the outstanding Series AAA Preferred or amended by Azimuth and the holders of a majority of the outstanding Series AAA Preferred.

          Section 4.12. Financial Information. Notwithstanding the Subsidiary Loans Assignment, Azimuth agrees to comply with the financial reporting requirements of Sections 5.1.1(a)-(c) and 5.1.2(a) of the Azimuth Loan Agreement, and with the access-to- books-and-records provisions of Section 5.5 of the Azimuth Loan Agreement (as in effect on the date hereof, and notwithstanding any termination of the Azimuth Loan Agreement), from and after the Effective Date for so long as the Bank holds any of the Shares, as if the Bank were then the "Lender" under the Azimuth Loan Agreement.

          Section 4.14. Limitation on Bank Liability. The Bank shall not be responsible to any party for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectibility of any Group Loan Agreement or any other item of the Group Loan Documentation, including, without limitation, any document granting any lien on or security interest in assets of any Group Member, (ii) any representation, warranty or statement made in or in connection with any Group Loan Agreement or any other of the Group Loan Documentation, (iii) the solvency, financial condition or creditworthiness of any Group Member, (iv) the performance of or compliance with any of the terms or provisions of any Group Loan Agreement or any of the other Group Loan Documentation, (v) inspecting any of the property, books or records of any Group Member, or (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Liabilities (as defined in each Group Loan Agreement). ELXSI acknowledges and agrees that it has made and shall continue to make its own credit determination and analysis based upon such information as it deems sufficient to enter into the transactions contemplated hereby and not based on any statements or representations by the Bank. ELXSI confirms that it has received a copy of each Group Loan Agreement and the other Group Loan Documentation, together with copies of Azimuth's audited consolidated financial statements for the fiscal year ended December 31, 1995, and unaudited financial statements for the fiscal quarter ended September 30, 1996.

          Section 4.15. Survival of Representations and Warranties. All representations and warranties of the parties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any other party hereto or on its behalf.

          Section 4.16. Capital and Surplus; Special Reserves; Nonre- deemable Stock. Azimuth agrees that, for so long as shares of the Series AAA Preferred remain outstanding, unless otherwise consented to by the holders of a majority of the outstanding Series AAA Preferred: (i) Azimuth's capital (as such term is used in Section 154 of the General Corporation Law of Delaware) in respect of the Series AAA Preferred issued pursuant to this Agreement shall be equal to the aggregate par value of such shares; (ii) Azimuth shall not increase its capital with respect to any shares of Azimuth's capital stock at any time on or after the date of this Agreement; (iii) Azimuth shall not create any special reserves under Section 171 of the General Corporation Law of Delaware; and (iv) Azimuth will not amend its certificate of incorporation in such a manner that will result in Azimuth not having outstanding a class or series of stock with full voting rights which is not subject to redemption.

         Section 4.17. Limitation on Restriction of Subsidiary Dividends and Distributions. Azimuth will not, and will not permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions on its capital stock owned by Azimuth or any other Subsidiary, or pay any indebtedness owed to Azimuth or any other Subsidiary, (ii) make loans or advances to Azimuth, or (iii) transfer any of its assets or properties to Azimuth.

         Section 4.18. Limitation on Assigned Rights. Notwithstanding anything herein to the contrary, the term "Assigned Rights", as used herein and in the Bill of Sale, shall not include any claims or potential claims by the Bank against any Group Member for indemnification pursuant to Section 9 of any Group Loan Agreement.

          Section 4.19. Counterparts. This Agreement may be executed in one or more counterparts, which, taken together, shall constitute one and the same agreement.


               [the remainder of this page is intentionally blank]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Azimuth:                                          ELXSI:
--------                                          ------

AZIMUTH CORPORATION                               ELXSI



By:________________________                       By:_______________________
   Thomas R. Druggish                                Alexander M. Milley
   Vice President-Finance                            President


Subsidiaries:                                        The Bank:
-------------                                        ---------

DELAWARE ELECTRO INDUSTRIES,                       BANK OF AMERICA ILLINOIS
  INC.



By:________________________                          By:_______________________
   Steven D. Hollopeter                                 Name:
   President                                            Title:


CONTEMPO DESIGN, INC.



By:________________________
   Thomas R. Druggish
   Vice President (Finance)


CONTEMPO DESIGN WEST, INC.


By:______________________
   Thomas R. Druggish
   Vice President-Finance

                                    Exhibit A
                      (to Azimuth Transactions Agreement)


                       Form of Certificate of Designations


                    [intentionally omitted from this filing]

                                    Exhibit B
                       (to Azimuth Transactions Agreement)


                              Form of Bill of Sale
                              --------------------

          THIS BILL OF SALE AND ASSUMPTION, dated December ___, 1996 (this "Bill of Sale"), is by and between Bank of America Illinois (formerly Continental Bank N.A.) ("Assignor"), and ELXSI, a California corporation ("Assignee").

                                   BACKGROUND

          Assignor and Assignee are party to that certain Recapitalization Agreement, dated as of December 30, 1996 (the "Recapitalization Agreement"), by and among (1) Azimuth Corporation, a Delaware corporation, (2) Delaware Electro Industries, Inc., a Delaware corporation and wholly-owned subsidiary of Azimuth,
(3) Contempo Design, Inc., an Illinois corporation and wholly-owned subsidiary of Azimuth, (4) Contempo Design West, Inc., a Delaware corporation and wholly-owned subsidiary of Azimuth, (5) Assignee, and (6) Assignor, pursuant to which (among other things) Assignor has agreed to sell to Assignee the Assigned Rights and Assignee has agreed to assume the Assumed Obligations, as defined in and more particularly described in the Recapitalization Agreement.

          The purpose of this Bill of Sale is to evidence and effect such sale and assumption and to provide for certain related matters. All capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the Recapitalization Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Assignor and Assignee:

          1. Assigned Rights. Assignor does hereby sell, transfer, grant, convey, assign and set over (without recourse, representation or warranty, except as expressly set forth in the Recapitalization Agreement) to Assignee, and its successors and assigns forever, and Assignee does hereby purchase and receive from Assignor, free and clear of all pledges, liens, charges, claims, encumbrances, security interests and other similar rights of other persons or entities created by or assented to by the Assignor, the Assigned Rights.

          2. Assumed Obligations. (a) Assignor does hereby transfer, assign and delegate to Assignee, and Assignee does hereby assume and agree to satisfy and discharge in accordance with their respective terms, the Assumed Obligations.

               (b) Notwithstanding anything to the contrary set forth herein, Assignee is not assuming and shall not assume (and the definition of "Assumed Obligations" hereunder excludes), any obligations, claims or liabilities resulting from or relating to (i) any breach of any of the Bank's representations, warranties, covenants or agreements under the Group Loan Documentation, or (b) the Bank's gross negligence or wilful misconduct.

          3. Further Assurances. Assignor will, at any time and from time to time after the date hereof, on the request Assignee, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged or delivered, all such further acts, deeds, assignments, transfers, conveyances or assurances as may be reasonably required for the better transferring, assigning, conveying, granting, assuring and confirming to Assignee, or for the

                                                                              45
                                    Exhibit B
                       (to Azimuth Transactions Agreement)


aiding and assisting in the collection of or reducing to possession by Assignee, of any of the Assigned Rights, to vest in Assignee all of Assignor's right, title and interest in and to the Assigned Rights, or to otherwise enable Assignee to realize upon or otherwise enjoy the Assigned Rights.

          4. Successors and Assigns. This Bill of Sale shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          5. Governing Law. This Bill of Sale shall be construed and enforced in accordance with the laws of the State of Illinois (without regard to the conflict-of-law laws and principles thereof).

          6. Counterparts. This Bill of Sale may be executed in any number of counterparts, each of which shall be deemed to be an original document but all of which together shall constitute a single document.

          IN WITNESS WHEREOF, the undersigned have executed this Bill of Sale on the date first above written.


Assignor:                                     Assignee:

BANK OF AMERICA ILLINOIS                      ELXSI



By:___________________________                By:_________________________
      Name:                                          Name:
      Title:                                         Title:

                                    Exhibit C
                     (to Azimuth Transactions Agreement)


                           Form of New Revolving Notes
                           ---------------------------

                               NEW REVOLVING NOTE

$9,650,000                                                    December ___, 1996

          FOR VALUE RECEIVED, the undersigned, [NAME OF SUBSIDIARY], a corporation (the "Borrower"), promises to pay to the order of ELXSI ("ELXSI") on the Termination Date the maximum principal sum of NINE MILLION SIX HUNDRED FIFTY THOUSAND DOLLARS ($9,650,000) or, if less, the unpaid principal amount of all Revolving Loans made by the "Lender" (as defined in the Loan Agreement (as defined below)) to the Borrower from time to time pursuant to that certain Loan and Security Agreement, dated as of October 9, 1995, between the Borrower and (originally) Bank of America Illinois ("BAI"), as amended prior the date hereof and assigned by BAI to ELXSI on the date hereof (the "Original Loan Agreement"), and as further amended under Section 1.4 of that certain Recapitalization Agreement, dated as of December 30, 1996, by and among Azimuth Corporation, Delaware Electro Industries, Inc., Contempo Design, Inc., Contempo Design West, Inc., ELXSI and BAI (as the same may be further amended from time to time, the "Loan Agreement"). A notation indicating all Revolving Loans made or maintained by ELXSI pursuant to the Loan Agreement and all payments on account of principal of such Revolving Loans may, from time to time, be made by the holder hereof on the grid attached to this Note.

          The unpaid principal amount of this Note from time to time outstanding shall bear interest at an annual rate of 15%. All payments of principal of and interest on this Note shall be payable in lawful currency of the Untied States of America at the office of ELXSI designated for such purpose, in same day funds.

          This Note is (x) the Note referred to in, and evidences indebtedness incurred and maintained prior to the date hereof under, the Original Loan Agreement, and subsequently incurred and maintained under, the Loan Agreement, and (y) a Subsidiary Note referred to in the Recapitalization Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments of principal of the indebtedness evidenced by this Note and on which such indebtedness may be declared to be immediately due and payable. This Note is in replacement and substitution of, and evidences indebtedness formerly evidenced by, that certain Revolving Note (Replacement) made by the Borrower in favor of BAI on August 6, 1996. Reference is hereby made to the Section 2.6 and 2.7 of the Original Loan Agreement for a statement of the terms and provisions whereby the indebtedness evidenced hereby may exceed the face amount of this Note. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Original Loan Agreement or (if not provided therein) the Recapitalization Agreement.

                                        [NAME OF SUBSIDIARY]

                                        By:______________________________
                                        Title:

                                    Exhibit C
                       (to Azimuth Transactions Agreement)

                                      GRID

                  Revolving Loans made or maintained by ELXSI to [NAME OF BORROWER under that certain Loan and Security Agreement, dated as of October 9, 1995, between the Borrower and (originally) Bank of America Illinois ("BAI"), as amended prior to December 30, 1996 and assigned by BAI to ELXSI on December __, 1996, and as further amended under Section 1.4 of that certain Recapitalization Agreement, dated as of December 30, 1996 by and among Azimuth Corporation, Delaware Electro Industries, Inc., Contempo Design, Inc., Contempo Design West, Inc., ELXSI and BAI (as the same may be further amended from time to time) and payments of principal of such Revolving Loans.



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